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                                                                      Exhibit g2


[CHASE LOGO]


                            GLOBAL CUSTODY AGREEMENT

                                     BETWEEN

                               [ COLUMBIA FUNDS ]

                                       AND

                            THE CHASE MANHATTAN BANK





                                                                    May 11, 2001


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                            GLOBAL CUSTODY AGREEMENT


         This Agreement, dated May 11, 2001, is between THE CHASE MANHATTAN BANK ("BANK"), with a place of business at 3 Chase Metrotech Center, Brooklyn, New York 11245; and the Columbia Funds (each of the Columbia Funds listed on Exhibit
A) ("CUSTOMER") with a place of business at 1300 SW Sixth Avenue, Portland, Oregon 97201.


                    1. INTENTION OF THE PARTIES; DEFINITIONS

1.1      INTENTION OF THE PARTIES.

         (a) This Agreement sets out the terms governing custodial, settlement and certain other associated services offered by Bank to Customer. Bank shall be responsible for the performance of only those duties that are set forth in this Agreement or expressly contained in Instructions that are consistent with the provisions of this Agreement and with Bank's operations and procedures. Customer acknowledges that Bank is not providing any legal, tax or investment advice in providing the services hereunder.

         (b) Investing in foreign markets may be a risky enterprise. The holding of Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special features. Bank shall not be liable for any loss that results from the general risks of investing or Country Risk.

1.2      DEFINITIONS.

         (a) As used herein, the following terms have the meaning hereinafter stated.

     "ACCOUNT" has the meaning set forth in Section 2.1 of this Agreement.

     "AFFILIATE" means an entity controlling, controlled by, or under common control with, Bank.

     "AFFILIATED SUBCUSTODIAN" means a Subcustodian that is an Affiliate.

     "APPLICABLE LAW" means any statute, whether national, state or local, applicable in the United States or any other country, the rules of the treaty establishing the European Community, any other law, rule, regulation or interpretation of any governmental entity, any applicable common law, and any decree, injunction, judgment, order, ruling, or writ of any governmental entity.

     "AUTHORIZED PERSON" means any person (including an investment manager or other agent) who has been designated by written notice from Customer or its designated agent to act on behalf of Customer hereunder. Such persons shall continue to be


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         Authorized Persons until such time as Bank receives Instructions from
         Customer or its designated agent that any such person is no longer an Authorized Person.

     "BANK INDEMNITEES" means Bank, its Subcustodians, and their respective nominees, directors, officers, employees and agents.

     "BANK'S LONDON BRANCH" means the London branch office of The Chase
         Manhattan Bank.

     "CASH ACCOUNT" has the meaning set forth in Section 2.1(a)(ii).

     "CORPORATE ACTION" means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account that require discretionary action by the holder, but does not include proxy voting.

     "COUNTRY RISK" means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from: nationalization, expropriation or other governmental actions; the country's financial infrastructure, including prevailing custody and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

     "ENTITLEMENT HOLDER" means the person named on the records of a Securities
         Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

     "FINANCIAL ASSET" means, as the context requires, either the asset itself or the means by which a person's claim to it is evidenced, including a Security, a security certificate, or a Securities Entitlement. "FINANCIAL ASSET" does not include cash.

     "INSTRUCTIONS" has the meaning set forth in Section 3.1 of this Agreement.

     "LIABILITIES" means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys', accountants', consultants' or experts' fees and disbursements).

     "SECURITIES" means stocks, bonds, rights, warrants and other negotiable and non-negotiable instruments, whether issued in certificated or uncertificated form, that are commonly traded or dealt in on securities exchanges or financial markets. "SECURITIES" also means other obligations of an issuer, or shares, participations and interests in an issuer recognized in the country in which it is issued or dealt in as a medium for investment and any other property as may be acceptable to Bank for the Securities Account.

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     "SECURITIES ACCOUNT" means each Securities custody account on Bank's records to which Financial Assets are or may be credited pursuant hereto.

     "SECURITIES DEPOSITORY" has the meaning set forth in Section 5.1 of this Agreement.

     "SECURITIES ENTITLEMENT" means the rights and property interest of an Entitlement Holder with respect to a Financial Asset as set forth in
         Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

     "SECURITIES INTERMEDIARY" means Bank, a Subcustodian, a Securities
         Depository, and any other financial institution which in the ordinary course of business maintains custody accounts for others and acts in that capacity.

     "SUBCUSTODIAN" has the meaning set forth in Section 5.1 and includes
         Affiliated Subcustodians.

         (b) All terms in the singular shall have the same meaning in the plural unless the context otherwise provides and visa versa.


                         2. WHAT BANK IS REQUIRED TO DO

2.1      SET UP ACCOUNTS.

         (a) Bank shall establish and maintain the following accounts ("ACCOUNTS"):

                  (i) a Securities Account in the name of Customer for Financial Assets, which may be received by Bank or its Subcustodian for the account of Customer, including as an Entitlement Holder; and

                  (ii) an account in the name of Customer ("CASH ACCOUNT") for any and all cash in any currency received by Bank or its Subcustodian for the account of Customer.

Notwithstanding paragraph (ii), cash held in respect of those markets where Customer is required to have a cash account in its own name held directly with the relevant Subcustodian shall be held in that manner and shall not be part of the Cash Account.

         (b) At the request of Customer, additional Accounts may be opened in the future, which shall be subject to the terms of this Agreement.

2.2      CASH ACCOUNT.

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         Except as otherwise provided in Instructions acceptable to Bank, all cash held in the Cash Account shall be deposited during the period it is credited to the Accounts in one or more deposit accounts at Bank or at Bank's London Branch. Any cash so deposited with Bank's London Branch shall be payable exclusively by Bank's London Branch in the applicable currency, subject to compliance with any applicable laws, regulations, governmental decrees or similar orders including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

2.3      SEGREGATION OF ASSETS; NOMINEE NAME.

         (a) Bank shall identify in its records that Financial Assets credited to Customer's Securities Account belong to Customer (except as otherwise may be agreed by Bank and Customer).

         (b) To the extent permitted by Applicable Law or market practice, Bank shall require each Subcustodian to identify in its own records that Financial Assets credited to Customer's Securities Account belong to customers of Bank, such that it is readily apparent that the Financial Assets do not belong to Bank or the Subcustodian.

         (c) Bank is authorized, in its discretion, to hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to Bank or its Subcustodian in bearer form; and to register in the name of the Customer, Bank, a Subcustodian, a Securities Depository, or their respective nominees, such Financial Assets as are customarily held in registered form. Customer authorizes Bank or its Subcustodian to hold Financial Assets in omnibus accounts and shall accept delivery of Financial Assets of the same class and denomination as those deposited with Bank or its Subcustodian.

2.4      SETTLEMENT OF TRADES.

         When Bank receives an Instruction directing settlement of a trade in Financial Assets that includes all information required by Bank, Bank shall use reasonable care to effect such settlement as instructed. Settlement of purchases and sales of Financial Assets shall be conducted in accordance with prevailing standards of the market in which the transaction occurs. The risk of loss shall be Customer's whenever Bank delivers Financial Assets or payment in accordance with applicable market practice in advance of receipt or settlement of the expected consideration. In the case of the failure of Customer's counterparty to deliver the expected consideration as agreed, Bank shall contact the counterparty to seek settlement, but Bank shall not be obligated to institute legal proceedings, file proof of claim in any insolvency proceeding, or take any similar action.

2.5      CONTRACTUAL SETTLEMENT DATE ACCOUNTING.

         (a) Bank shall effect book entries on a "contractual settlement date accounting" basis as described below with respect to the settlement of trades in those markets where Bank

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generally offers contractual settlement day accounting and shall notify Customer of these markets from time to time.

                  (i) SALES: On the settlement date for a sale, Bank shall credit the Cash Account with the sale proceeds of the sale and transfer the relevant Financial Assets to an account pending settlement of the trade if not already delivered.

                  (ii) PURCHASES: On the settlement date for the purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), Bank shall debit the Cash Account with the settlement monies and credit a separate account. Bank then shall post the Securities Account as awaiting receipt of the expected Financial Assets. Customer shall not be entitled to the delivery of Financial Assets that are awaiting receipt until Bank or a Subcustodian actually receives them.

Bank reserves the right to restrict in good faith the availability of contractual day settlement accounting for credit reasons.

         (b) Bank may (in its absolute discretion) upon oral or written notification to Customer reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction's actual settlement, and Customer shall be responsible for any costs or liabilities resulting from such reversal. Customer acknowledges that the procedures described in this sub-section are of an administrative nature, and Bank does not undertake to make loans and/or Financial Assets available to Customer.

2.6      ACTUAL SETTLEMENT DATE ACCOUNTING.

         With respect to any sale or purchase transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, Bank shall post the transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received by Bank.

2.7      INCOME COLLECTION; AUTOCREDIT.

         (a) Bank shall credit the Cash Account with income and redemption proceeds on Financial Assets in accordance with the times notified by Bank from time to time on or after the anticipated payment date, net of any taxes that are withheld by Bank or any third party. Where no time is specified for a particular market, income and redemption proceeds from Financial Assets shall be credited only after actual receipt and reconciliation. Bank may reverse such credits upon oral or written notification to Customer that Bank believes that the corresponding payment shall not be received by Bank within a reasonable period or such credit was incorrect.


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         (b) Bank shall make reasonable endeavors in its discretion to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds, but neither Bank nor its Subcustodians shall be obliged to file any formal notice of default, institute legal proceedings, file proof of claim in any insolvency proceeding, or take any similar action.

2.8      FRACTIONS/ REDEMPTIONS BY LOT.

         Bank may sell fractional interests in Financial Assets and credit the Cash Account with the proceeds of the sale. If some, but not all, of an outstanding class of Financial Asset is called for redemption, Bank may allot the amount redeemed among the respective beneficial holders of such class of Financial Asset in any manner Bank deems to be fair and equitable.

2.9      PRESENTATION OF COUPONS; CERTAIN OTHER MINISTERIAL ACTS.

     Until Bank receives Instructions to the contrary, Bank shall:

                  (a) present all Financial Assets for which Bank has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

                  (b) execute in the name of Customer such certificates as may be required to obtain payment in respect of Financial Assets; and

                  (c) exchange interim or temporary documents of title held in the Securities Account for definitive documents of title.

2.10     CORPORATE ACTIONS.

         (a) Bank shall follow Corporate Actions and advise Customer of those Corporate Actions of which Bank's central corporate actions department receives notice from the issuer or from the Securities Depository in which such Financial Assets are maintained or notice published in publications and reported in reporting services routinely used by Bank for this purpose.

         (b) If an Authorized Person fails to provide Bank with timely Instructions with respect to any Corporate Action, neither Bank nor its Subcustodians or their respective nominees shall take any action in relation to that Corporate Action, except as otherwise agreed in writing by Bank and Customer or as may be set forth by Bank as a default action in the advice it provides under Section 2.10 (a) with respect to that Corporate Action.

2.11     PROXY VOTING.

         (a) Subject to and upon the terms of this sub-section, Bank shall provide Customer with information which it receives on matters to be voted upon
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Financial Assets ("NOTIFICATIONS"), and Bank shall act in accordance with
Customer's Instructions in relation to such Notifications ("THE ACTIVE PROXY VOTING SERVICE"). If information is received by Bank at its proxy voting department too late to permit timely voting by Customer, Bank's only obligation shall be to provide, so far as reasonably practicable, a Notification (or summary information concerning a Notification) on an "information only" basis.

         (b) The active proxy voting service is available only in certain markets, details of which are available from Bank on request. Provision of the active proxy voting service is conditional upon receipt by Bank of a duly completed enrollment form as well as additional documentation that may be required for certain markets.

         (c) Bank shall act upon Instructions to vote on matters referred to in a Notification, provided Instructions are received by Bank at its proxy voting department by the deadline referred to in the relevant Notification. If Instructions are not received in a timely manner, Bank shall not be obligated to provide further notice to Customer.

         (d) Bank reserves the right to provide Notifications or parts thereof in the language received. Bank shall attempt in good faith to provide accurate and complete Notifications, whether or not translated.

         (e) Customer acknowledges that Notifications and other information furnished pursuant to the active proxy voting service ("INFORMATION") are proprietary to Bank and that Bank owns all intellectual property rights, including copyrights and patents, embodied therein. Accordingly, Customer shall not make any use of such information except in connection with the active proxy voting service.

         (f) In markets where the active proxy voting service is not available or where Bank has not received a duly completed enrollment form or other relevant documentation, Bank shall not provide Notifications to Customer but shall endeavor to act upon Instructions to vote on matters before meetings of holders of Financial Assets where it is reasonably practicable for Bank (or its Subcustodians or nominees as the case may be) to do so and where such Instructions are received in time for Bank to take timely action (the "PASSIVE PROXY VOTING SERVICE").

         (g) Customer acknowledges that the provision of proxy voting services (whether active or passive) may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to: (i) the Financial Assets being on loan or out for registration, (ii) the pendency of conversion or another corporate action, or (iii) Financial Assets being held at Customer's request in a name not subject to the control of Bank or its Subcustodian, in a margin or collateral account at Bank or another bank or broker, or otherwise in a manner which affects voting, local market regulations or practices, or restrictions by the issuer. Additionally, in some cases Bank may be required to vote all shares held for a particular issue for all of Bank's customers in the same way. Bank shall inform Customer where this is the case.


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         (h) Notwithstanding the fact that Bank may act in a fiduciary capacity with respect to Customer under other agreements or otherwise hereunder, in performing active or passive voting proxy services Bank shall be acting solely as the agent of Customer, and shall not exercise any discretion with regard to such proxy services or vote any proxy except when directed by an Authorized Person.

2.12     STATEMENTS AND INFORMATION AVAILABLE ON-LINE.

         (a) Bank shall issue statements to Customer at times mutually agreed identifying the Financial Assets and cash in the Accounts. Bank also shall provide additional statements containing this information upon Customer's request. Additionally, Bank shall send (or make available on-line to) Customer an advice or notification of any transfers of cash or Financial Assets with respect to the Accounts. Bank shall not be liable with respect to any matter set forth in those portions of any such statement (or reasonably implied therefrom) to which Customer has not given Bank a written exception or objection within sixty (60) days of receipt of the statement. References in this Agreement to statements include any statements in electronic form.

         (b) Prices and other information obtained from third parties which may be contained in any statement sent to Customer have been obtained from sources Bank believes to be reliable. Bank does not, however, make any representation as to the accuracy of such information or that the prices specified necessarily reflect the proceeds that would be received on a disposal of the relevant Financial Assets.

         (c) Customer acknowledges that records and unaudited reports available to it on-line shall be unaudited and may not be accurate due to inaccurate pricing, delays in updating Account records, and other causes. Bank shall not be liable for any loss or damage arising out of the inaccuracy of any such records or unaudited reports accessed on-line.

2.13     ACCESS TO BANK'S RECORDS.

         Bank shall allow Customer's independent public accountants such reasonable access to the records of Bank relating to Financial Assets as is required in connection with their examination of books and records pertaining to Customer's affairs. Subject to restrictions under Applicable Law, Bank also shall obtain an undertaking to permit Customer's independent public accountants reasonable access to the records of any Subcustodian of Securities held in the Securities Account as may be required in connection with such examination.

2.14     MAINTENANCE OF FINANCIAL ASSETS AT BANK AND SUBCUSTODIAN LOCATIONS.

         (a) Unless Instructions require another location acceptable to Bank, Financial Assets shall be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be
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Assets were acquired, or where such Financial Assets are held. Bank reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Schedule 1 to this Agreement, as in effect from time to time.

         (b) Bank shall not be obliged to follow an Instruction to hold Financial Assets with, or have them registered or recorded in the name of, any person not chosen by Bank. However, if Customer does instruct Bank to hold Securities with or register or record Securities in the name of a person not chosen by Bank, the consequences of doing so are at Customer's own risk and Bank shall not be liable therefor.

2.15     TAX RECLAIMS.

         Bank shall provide tax reclamation services as provided in Section 8.2.


2.16 FOREIGN EXCHANGE TRANSACTIONS.

         To facilitate the administration of Customer's trading and investment activity, Bank may, but shall not be obliged to, enter into spot or forward foreign exchange contracts with Customer, or an Authorized Person, and may also provide foreign exchange contracts and facilities through its Affiliates or Subcustodians. Instructions, including standing instructions, may be issued with respect to such contracts, but Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where Bank, its Affiliates or Subcustodians enter into a master foreign exchange contract that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract and, to the extent not inconsistent, this Agreement, shall apply to such transactions.


                                 3. INSTRUCTIONS

3.1      ACTING ON INSTRUCTIONS; UNCLEAR INSTRUCTIONS.

         (a) Bank is authorized to act under this Agreement (or to refrain from taking action) in accordance with the instructions received by Bank, via telephone, telex, facsimile transmission, or other teleprocess or electronic instruction or trade information system acceptable to Bank ("Instructions"). Bank shall have no responsibility for the authenticity or propriety of any Instructions that Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions that Bank may specify. Customer authorizes Bank to accept and act upon any Instructions received by it without inquiry. Customer shall indemnify the Bank Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against the Bank Indemnitees as a result of any action or omission taken in accordance with any Instructions or other directions upon which Bank is authorized to rely under the terms of this Agreement.


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         (b) Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded.

         (c) Bank may (in its sole discretion and without affecting any part of this Section 3.1) seek clarification or confirmation of an Instruction from an Authorized Person and may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it. Bank shall not be liable for any loss arising from any delay while it seeks such clarification or confirmation.

         (d) In executing or paying a payment order Bank may rely upon the identifying number (e.g. Fedwire routing number or account) of any party as instructed in the payment order. Customer assumes full responsibility for any inconsistency between the name and identifying number of any party in payment orders issued to Bank in Customer's name.

3.2      CONFIRMATION OF ORAL INSTRUCTIONS/ SECURITY DEVICES.

         Any Instructions delivered to Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person. Each confirmation is to be clearly marked "Confirmation." Bank shall not be liable for having followed such Instructions notwithstanding the failure of an Authorized Person to send such confirmation in writing or the failure of such confirmation to conform to the telephone Instructions received. Either party may record any of their telephonic communications. Customer shall comply with any security procedures reasonably required by Bank from time to time with respect to verification of Instructions. Customer shall be responsible for safeguarding any test keys, identification codes or other security devices that Bank shall make available to Customer or any Authorized Person.

3.3      INSTRUCTIONS; CONTRARY TO LAW/ MARKET PRACTICE.

         Bank need not act upon Instructions which it reasonably believes to be contrary to law, regulation or market practice but shall be under no duty to investigate whether any Instructions comply with Applicable Law or market practice.

3.4      CUT-OFF TIMES.

         Bank has established cut-off times for receipt of some categories of Instruction, which shall be made available to Customer. If Bank receives an Instruction after its established cut-off time, it shall attempt to act upon the Instruction on the day requested if Bank deems it practicable to do so or otherwise as soon as practicable after that day.

                4. FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK

4.1      FEES AND EXPENSES.


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         Customer shall pay Bank for its services hereunder the fees set forth in Schedule 2 hereto or such other amounts as may be agreed upon in writing from time to time, together with Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees. Customer authorizes Bank to charge the Cash Account, for any such fees or expenses.

4.2      OVERDRAFTS.

         If a debit to any currency in the Cash Account results in a debit balance in that currency (without regard to any Cash Account investments) then Bank may, in its discretion, advance an amount equal to the overdraft and such an advance shall be deemed a loan to Customer, payable on demand, bearing interest at the rate charged by Bank from time to time, for overdrafts incurred by customers similar to Customer, from the date of such advance to the date of payment (both after as well as before judgment) and otherwise on the terms on which Bank makes similar overdrafts available from time to time. No prior action or course of dealing on Bank's part with respect to the settlement of transactions on Customer's behalf shall be asserted by Customer against Bank for Bank's refusal to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the applicable currency in the Account.

4.3      BANK'S RIGHT OVER SECURITIES; SET-OFF.

         (a) Customer grants Bank a security interest in and a lien on the Financial Assets held in the Securities Account as security for any and all amounts which are now or become owing to Bank under any provision of this Agreement, whether or not matured or contingent ("Indebtedness").

         (b) Bank shall be further entitled to set any such Indebtedness off against any cash or deposit account with Bank or any of its Affiliates of which Customer is the beneficial owner, regardless of the currency involved. Bank shall notify Customer in advance of any such charge unless Bank reasonably believes that it might prejudice its interests to do so and, in such event, Bank shall notify Customer promptly afterwards.


           5. SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS

5.1      APPOINTMENT OF SUBCUSTODIANS; USE OF SECURITIES DEPOSITORIES.

         (a) Bank is authorized under this Agreement to act through and hold Customer's Financial Assets with subcustodians, being at the date of this Agreement the entities listed in Schedule 1 and/or such other entities as Bank may appoint as subcustodians ("SUBCUSTODIANS"). Bank shall use reasonable care in the selection and continued appointment of such Subcustodians. In addition, Bank and each Subcustodian may deposit Financial Assets with, and hold Financial Assets in, any securities depository, settlement system, dematerialized book entry system or similar system (together a "SECURITIES DEPOSITORY") on such
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such systems customarily operate and Customer shall provide Bank with such documentation or acknowledgements that Bank may require to hold the Financial Assets in such systems.

         (b) Any agreement Bank enters into with a Subcustodian for holding Bank's customers' assets shall provide that such assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar laws, and that the beneficial ownership of such assets shall be freely transferable without the payment of money or value other than for safe custody or administration. Where a Subcustodian deposits Securities with a Securities Depository, Bank shall cause the Subcustodian to identify on its records as belonging to Bank, as agent, the Securities shown on the Subcustodian's account at such Securities Depository. The foregoing shall not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

         (c) Bank shall have no responsibility for any act or omission by (or the insolvency of) any Securities Depository. In the event Customer incurs a loss due to the negligence, willful misconduct, or insolvency of a Securities Depository, Bank shall make reasonable endeavors, in its discretion, to seek recovery from the Securities Depository.

5.2      LIABILITY FOR SUBCUSTODIANS.

         (a) Subject to Section 7.1(b), Bank shall be liable for direct losses incurred by Customer that result from:

                  (i) the failure by the Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market or from the fraud or willful default of such Subcustodian in the provision of custodial services by it; or

                  (ii)     the insolvency of any Affiliated Subcustodian.

         (b) Subject to Section 7.1(b) and Bank's duty to use reasonable care in the monitoring of a Subcustodian's financial condition as reflected in its published financial statements and other publicly available financial information concerning it, Bank shall not be responsible for the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian.

         (c) Bank reserves the right to add, replace or remove Subcustodians. Bank shall give prompt notice of any such action, which shall be advance notice if practicable. Upon request by Customer, Bank shall identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.


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5.3      USE OF AGENTS.

         (a) Bank may provide certain services under this Agreement through third parties. These third parties may be Affiliates. Except to the extent provided in Section 5.2 with respect to Subcustodians, Bank shall not be responsible for any loss as a result of a failure by any broker or any other third party that it selects and retains using reasonable care to provide ancillary services, such as pricing, proxy voting, and corporate action services, that it does not customarily provide itself. Nevertheless, Bank shall be liable for the performance of any such service provider selected by Bank that is an Affiliate to the same extent as Bank would have been liable if it performed such services itself.

         (b) Bank shall execute transactions involving Financial Assets of United States origin through a broker which is an Affiliate (i) in the case of the sale under Section 2.8 of a fractional interest or (ii) if an Authorized Person directs Bank to use the affiliated broker or otherwise requests that Bank select a broker for that transaction, unless, in either case, the Affiliate does not execute similar transactions in such Financial Assets. The affiliated broker may charge its customary commission (or retain its customary spread) with respect to either such transaction.


                  6. ADDITIONAL PROVISIONS RELATING TO CUSTOMER

6.1      REPRESENTATIONS OF CUSTOMER.

         Customer represents and warrants to Bank that: (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use Bank as its custodian in accordance with the terms of this Agreement and to incur indebtedness, pledge Financial Assets as contemplated by Section 4.3, and enter into foreign exchange transactions; and (ii) this Agreement is its legal, valid and binding obligation, enforceable in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement. Bank may rely upon the above or the certification of such other facts as may be required to administer Bank's obligations hereunder.

6.2      CUSTOMER TO PROVIDE CERTAIN INFORMATION TO BANK.

         Upon request, Customer shall promptly provide to Bank such information about itself and its financial status as Bank may reasonably request, including Customer's organizational documents and its current audited and unaudited financial statements.

6.3      CUSTOMER IS LIABLE TO BANK EVEN IF IT IS ACTING FOR ANOTHER PERSON.

         If Customer is acting as an agent for a disclosed or undisclosed principal in respect of any transaction, cash, or Financial Asset, Bank nevertheless shall treat Customer as its


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
principal for all purposes under this Agreement. In this regard, Customer shall be liable to Bank as a principal in respect of any transactions relating to the Account. The foregoing shall not affect any rights Bank might have against Customer's principal.


                       7. WHEN BANK IS LIABLE TO CUSTOMER

7.1      STANDARD OF CARE; LIABILITY.

         (a) Bank shall use reasonable care in performing its obligations under this Agreement. Bank shall not be in violation of this Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care.

         (b) Bank shall be liable for Customer's direct damages to the extent they result from Bank's negligence or willful misconduct in performing its duties as set out in this Agreement and to the extent provided for in Section 5.2(a). Nevertheless, under no circumstances shall Bank be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts or Bank's performance hereunder or its role as custodian.

         (c) Customer shall indemnify the Bank Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of the Bank Indemnitees in connection with or arising out of Bank's performance under this Agreement, provided the Bank Indemnitees have not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question. Nevertheless, Customer shall not be obligated to indemnify any Bank Indemnitee under the preceding sentence with respect to any Liability for which Bank is liable under Section 5.2 of this Agreement.

         (d) Without limiting Subsections 7.1 (a), (b) or (c), Bank shall have no duty or responsibility to: (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions; (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets; (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 2.7(b) of this Agreement; (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Bank is instructed to deliver Financial Assets or cash; or (v) review or reconcile trade confirmations received from brokers (and Customer or its Authorized Persons issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by Bank).

7.2      FORCE MAJEURE.


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
         Bank shall maintain and update from time to time business continuation and disaster recovery procedures with respect to its global custody business that it determines from time to time meet reasonable commercial standards. Bank shall have no liability, however, for any damage, loss or expense of any nature that Customer may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery, malfunction of equipment or software (except to the extent such malfunction is primarily attributable to Bank's negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any cause beyond the reasonable control of Bank (including without limitation, the non-availability of appropriate foreign exchange).

7.3      BANK  MAY CONSULT WITH COUNSEL.

         Bank shall be entitled to rely on, and may act upon the advice of professional advisers in relation to matters of law, regulation or market practice (which may be the professional advisers of Customer), and shall not be liable to Customer for any action reasonably taken or omitted pursuant to such advice.

7.4      BANK PROVIDES DIVERSE FINANCIAL SERVICES AND MAY GENERATE PROFITS AS A
         RESULT.


         Customer acknowledges that Bank or its Affiliates may have a material interest in transactions entered into by Customer with respect to the Account or that circumstances are such that Bank may have a potential conflict of duty or interest. For example, Bank or its Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets, or earn profits from any of these activities. Customer acknowledges that Bank or its Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of Customer. Bank is not under any duty to disclose any such information.


                                   8. TAXATION

8.1      TAX OBLIGATIONS.

         (a) Customer confirms that Bank is authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of Customer's Accounts.

         (b) If Bank does not receive appropriate declarations, documentation and information then additional United Kingdom taxation shall be deducted from all income received in respect of the Financial Assets issued outside the United Kingdom (which shall for this purpose include United Kingdom Eurobonds) and any applicable United States tax


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
(including, but not limited to, non-resident alien tax) shall be deducted from United States source income. Customer shall provide to Bank such certifications, documentation, and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in every respect, not misleading in any way, and contains all material information. Customer undertakes to notify Bank immediately if any information requires updating or correcting.

         (c) Customer shall be responsible for the payment of all taxes relating to the Financial Assets in the Securities Account, and Customer shall pay, indemnify and hold Bank harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to or resulting from, any delay in, or failure by, Bank (1) to pay, withhold or report any U.S. federal, state or local taxes or foreign taxes imposed on, or (2) to report interest, dividend or other income paid or credited to the Cash Account, whether such failure or delay by Bank to pay, withhold or report tax or income is the result of (x) Customer's failure to comply with the terms of this paragraph, or (y) Bank's own acts or omissions; provided however, Customer shall not be liable to Bank for any penalty or additions to tax due as a result of Bank's failure to pay or withhold tax or to report interest, dividend or other income paid or credited to the Cash Account solely as a result of Bank's negligent acts or omissions.

8.2      TAX RECLAIMS.

         (a) Subject to the provisions of this Section, Bank shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits in respect of income payments on Financial Assets credited to the Securities Account that Bank believes may be available.

         (b) The provision of a tax reclamation service by Bank is conditional upon Bank receiving from Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from Bank). If Financial Assets credited to the Account are beneficially owned by someone other than Customer, this information shall be necessary with respect to the beneficial owner. Customer acknowledges that Bank shall be unable to perform tax reclamation services unless it receives this information.

         (c) Bank shall perform tax reclamation services only with respect to taxation levied by the revenue authorities of the countries advised to Customer from time to time and Bank may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax reclamation services are offered. Other than as expressly provided in this Section 8.2 Bank shall have no responsibility with regard to Customer's tax position or status in any jurisdiction.

         (d) Customer confirms that Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to the processing of any tax reclaim.


                                 9. TERMINATION


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
         Either party may terminate this Agreement on sixty days' notice in writing to the other party. If Customer gives notice of termination, it must provide full details of the persons to whom Bank must deliver Financial Assets and cash. If Bank gives notice of termination, then Customer must, within sixty days, notify Bank of details of its new custodian, failing which Bank may elect (at any time after the sixty day notice period) either to retain the Financial Assets and cash until such details are given, continuing to charge fees due (in which case Bank's sole obligation shall be for the safekeeping of the Financial Assets and cash), or deliver the Financial Assets and cash to Customer. Bank shall in any event be entitled to deduct any amounts owing to it prior to delivery of the Financial Assets and cash (and, accordingly, Bank shall be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of amounts owing to it). Customer shall reimburse Bank promptly for all out-of-pocket expenses it incurs in delivering Financial Assets upon termination. Termination shall not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.


                                10. MISCELLANEOUS

10.1     NOTICES.

         Notices (other than Instructions) shall be served by registered mail or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing. Notice shall not be deemed to be given unless it has been received.

10.2     SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding on each of the parties' successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

10.3     INTERPRETATION.

         Headings are for convenience only and are not intended to affect interpretation. References to sections are to sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the sections and paragraphs of the sub-sections in which they appear.

10.4     ENTIRE AGREEMENT.

         (a) The following Rider(s) are incorporated into this Agreement:

                   X       Cash Trade Execution
                  ---

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
                           Accounting Services
                  ---

                   X       Mutual Fund
                  ---

                   X       Domestic and Global
                  ---

         (b) This Agreement, including the Schedules, Exhibits, and Riders (and any separate agreement which Bank and Customer may enter into with respect to any Cash Account), sets out the entire Agreement between the parties in connection with the subject matter, and this Agreement supersedes any other agreement, statement, or representation relating to custody, whether oral or written. Amendments must be in writing and signed by both parties.


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
10.5     INFORMATION CONCERNING DEPOSITS AT BANK.

         (a) Bank's London Branch is a member of the United Kingdom Deposit Protection Scheme (the "SCHEME") established under Banking Act 1987 (as amended). The Scheme provides that in the event of Bank's insolvency payments may be made to certain customers of Bank's London Branch. Payments under the Scheme are limited to 90% of a depositor's total cash deposits subject to a maximum payment to any one depositor of L18,000 (or 20,000 euros if greater). Most deposits denominated in sterling and other European Economic Area Currencies and euros made with Bank within the United Kingdom are covered. Further details of the Scheme are available on request.

         (b) In the event that Bank incurs a loss attributable to Country Risk with respect to any cash balance it maintains on deposit at a Subcustodian or other correspondent bank in regard to its global custody or trust businesses in the country where the Subcustodian or other correspondent bank is located, Bank may set such loss off against Customer's Cash Account to the extent that such loss is directly attributable to Customer's investments in that market and, to the extent that such loss is not directly attributable to any of Bank's customers' investments in that market, Bank may set such loss off in a pro-rata manner against its customers' cash account holdings in that currency, including such holdings in Customer's Cash Account.

10.6     CONFIDENTIALITY.

         Bank shall not disclose any confidential information concerning its relationship with Customer under this Agreement except as is reasonably necessary to provide services to Customer, as required by law or regulation or the organizational documents of the issuer of any Financial Asset, or otherwise with the consent of Customer. Customer agrees to keep this Agreement confidential and, except where disclosure is required by law or regulation, shall only disclose it (or any part of it) with the prior written consent of Bank.

10.7     INSURANCE.

         Bank shall not be required to maintain any insurance coverage for the benefit of Customer.

10.8     GOVERNING LAW AND JURISDICTION.  CERTIFICATION OF RESIDENCY.

         This Agreement shall be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York's principles regarding conflict of laws. The United States District Court for the Southern District of New York shall have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County shall have sole and exclusive jurisdiction. Either of these courts shall have proper


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
venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by applicable law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. Customer certifies that it is a resident of the United States and shall notify Bank of any changes in residency. Bank may rely upon this certification or the certification of such other facts as may be required to administer Bank's obligations hereunder. Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

10.9     SEVERABILITY AND WAIVER.

         (a) If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired.

         (b) Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

10.10    COUNTERPARTS.

         This Agreement may be executed in several counterparts each of which shall be deemed to be an original and together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     FUNDS LISTED ON EXHIBIT A



                                     By:
                                        ---------------------------------------
                                     Title: President
                                     Date: May 11, 2001


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
                                     THE CHASE MANHATTAN BANK



                                     By:
                                        ---------------------------------------
                                     Title:
                                     Date:









                                    EXHIBIT A


                    Columbia International Stock Fund, Inc.*
                           Columbia Special Fund, Inc.
                           Columbia Growth Fund, Inc.
                        Columbia Common Stock Fund, Inc.
                          Columbia Balanced Fund, Inc.
                         Columbia High Yield Fund, Inc.
                         Columbia Real Estate Fund, Inc.
                          Columbia Small Cap Fund, Inc.


         *This Fund has a Cash Trade Execution Agreement


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
              Investment Company Rider to Global Custody Agreement

                      Between The Chase Manhattan Bank and

                                 Columbia Funds

                             effective May 11, 2001


The following modifications are made to the Agreement:

         A. Add a new Section 2.17 to the Agreement as follows:

         "2.17. COMPLIANCE WITH SECURITIES AND EXCHANGE COMMISSION ("SEC") RULE 17f-5 ("RULE 17f-5").

         (a) Customer's board of directors (or equivalent body) (hereinafter 'Board') hereby delegates to Bank, and, except as to the country or countries as to which Bank may, from time to time, advise Customer that it does not accept such delegation, Bank hereby accepts the delegation to it, of the obligation to perform as Customer's 'Foreign Custody Manager' (as that term is defined in rule 17f-5(a)(3) as promulgated under the Investment Company Act of 1940, as amended ("1940 Act")), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in SEC rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been exempted pursuant to an SEC exemptive order) to hold foreign Financial Assets and Cash, (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in SEC rule 17f-5(c)(2)), (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

         (b) In connection with the foregoing, Bank shall:

         (i) provide written reports notifying Customer's Board of the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer's Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer's foreign custody arrangements (and until further notice from Customer such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

         (ii) exercise such reasonable care, prudence and diligence in performing as Customer's Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

         (iii) in selecting an Eligible Foreign Custodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible


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
         Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in SEC rule 17f-5(c)(1)(i)-(iv);

         (iv) determine that the written contract with an Eligible Foreign Custodian requires that the Eligible Foreign Custodian shall provide reasonable care for foreign Financial Assets and Cash based on the standards applicable to custodians in the relevant market.

         (v) have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford foreign Financial Assets and cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected foreign Financial Assets and cash.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

         (c) Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

         (d) Bank represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7). Customer represents to Bank that: (1) the foreign Financial Assets and cash being placed and maintained in Bank's custody are subject to the 1940 Act, as the same may be amended from time to time; (2) its Board: (i) has determined that it is reasonable to rely on Bank to perform as Customer's Foreign Custody Manager (ii) or its investment adviser shall have determined that Customer may maintain foreign Financial Assets and cash in each country in which Customer's Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require Bank to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

         (e) Bank shall provide to Customer such information relating to Country Risk as is specified in Appendix 1 hereto. Customer hereby acknowledges that:
(i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank


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
has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information.

         B.  Add a new Section 2.18 to the Agreement as follows:

         2.18.  COMPLIANCE WITH SEC RULE 17f-7 ("RULE 17f-7").

         (a) Bank shall, for consideration by Customer, provide an analysis of the custody risks associated with maintaining Customer's Foreign Assets with each Eligible Securities Depository used by Bank as of the date hereof (or, in the case of an Eligible Securities Depository not used by Bank as of the date hereof, prior to the initial placement of Customer's foreign Assets at such Depository) and at which any foreign Assets of Customer are held or are expected to be held. The foregoing analysis will be provided to Customer at Bank's Website. In connection with the foregoing, Customer shall notify Bank of any Eligible Securities Depositories at which it does not choose to have its Foreign Assets held. Bank shall monitor the custody risks associated with maintaining Customer's foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

         (b) Bank shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.18(a) above.

         (c) Based on the information available to it in the exercise of diligence, Bank shall determine the eligibility under rule 17f-7 of each depository before including it on Schedule 3 hereto and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by Bank as of the date hereof are set forth in
Schedule 3 hereto, and as the same may be amended on notice to Customer from time to time.)

         (d) Bank need not commence performing any of the duties set forth in this Section 2.18 prior to May 11, 2001, but Bank shall advise Customer if it is prepared to commence such duties prior to such date as to particular depositories.

         D. Add the following after the first sentence of Section 5.1(a) of the
Agreement: "At the request of Customer, Bank may, but need not, add to Schedule 1 an Eligible Foreign Custodian where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify Customer in the event that it elects to add any such entity."

         E. Add the following language as Sections 5.1(d) and (e) of the
Agreement:

         (d) The term Subcustodian as used herein shall mean the following:

                  (i) a 'U.S. Bank,' which shall mean a U.S. bank as defined in SEC rule 17f5(a)(7);


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
                  (ii) an 'Eligible Foreign Custodian,' which shall mean: (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof, and (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States. In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

                  (iii) For purposes of clarity, it is agreed that as used in
                  Section 5.2(a), the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager.

         (e) The term 'securities depository' as used herein when referring to a securities depository located outside the U.S. shall mean:

                  an "Eligible Securities Depository" which, in turn, shall have the same meaning as in rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order; provided that, prior to the compliance date with rule 17f-7 for a particular securities depository the term "securities depositories" shall be as defined in (a)(1)(ii)-(iii) of the 1997 amendments to rule 17f-5.

         (f) The term "securities depository" as used herein when referring to a securities depository located in the U.S. shall mean a "securities depository" as defined in SEC rule 17f-4(a).


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
                                   Schedule 3

                        ELIGIBLE SECURITIES DEPOSITORIES

      COUNTRY                         DEPOSITORY                                                      INSTRUMENTS
      -------                         ----------                                                      -----------
ARGENTINA           CVSA                                                         Equity, Corporate Debt, Government Debt

                    (Caja de Valores S.A.)

ARGENTINA           CRYL                                                         Government Debt

                    (Central de Registration y Liquidacion de
                    Instrumentos de Endeudamiento Publico)

AUSTRALIA           AUSTRACLEAR LIMITED                                          Corporate Debt, Money Market, Semi-Government Debt

AUSTRALIA           CHESS                                                        Equity

                    (Clearing House Electronic Sub-register System)

AUSTRALIA           RITS                                                         Government Debt

                    (Reserve Bank of Australia/Reserve Bank
                    Information and Transfer System)

AUSTRIA             OEKB                                                         Equity, Corporate Debt, Government Debt

                    (Oesterreichische Kontrollbank AG)

BELGIUM             CIK                                                          Equity, Corporate Debt

                    (Caisse Interprofessionnelle de Depots et de Virements de Titres S.A.)

BELGIUM             NBB                                                          Corporate Debt, Government Debt

                    (National Bank of Belgium)

BRAZIL              CBLC                                                         Equity

                    (Companhia Brasileira de Liquidacao e
                    Custodia)

BRAZIL              CETIP                                                        Corporate Debt

                    (Central de Custodia e Liquidacao Financiera de Titulos Privados)

BRAZIL              SELIC                                                        Government Debt
                    (Sistema Especial de Liquidacao e Custodia)

BULGARIA            BNB                                                          Government Debt

                    (Bulgaria National Bank)

BULGARIA            CDAD                                                         Equity, Corporate Debt

                    (Central Depository A.D.)

CANADA              CDS                                                          Equity, Corporate, Government Debt
                    (The Canadian Depository for Securities
                    Limited)


This document is for information only and is designed to keep you abreast of market conditions and procedures. This document is intended neither to influence your investment decisions nor to amend or supplement any agreement governing your relations with JP Morgan Chase. JP Morgan Chase has gathered the information from a source it considers reliable, however, it cannot be responsible for inaccuracies, incomplete information or updating of the information furnished hereby.

JP Morgan Investor Services Network Management
                                        1
                                                                  April 19, 2001

      COUNTRY                         DEPOSITORY                                                      INSTRUMENTS
      -------                         ----------                                                      -----------
CHILE               DCV                                                          Equity, Corporate Debt, Government Debt

                    (Deposito Central de Valores S.A.)

CHINA, SHANGHAI     SSCCRC                                                       Equity

                    (Shanghai Securities Central Clearing and
                    Registration Corporation)

CHINA, SHENZHEN     SSCC                                                         Equity

                    (Shenzhen Securities Clearing Company, Limited)

COLOMBIA            DCV                                                          Government Debt

                    (Deposito Central de Valores)

COLOMBIA            DECEVAL                                                      Equity, Corporate Debt, Government Debt

                    (Deposito Centralizado de Valores de Colombia
                    S.A.)

CROATIA             SDA                                                          Equity, Government Debt

                    (Central Depository Agency Inc. - Stredisnja depozitarna agencija d.d.)

CROATIA             MINISTRY OF FINANCE OF THE REPUBLIC OF CROATIA               Short-term debt issued by the Ministry of Finance.

CROATIA             CNB                                                          Short-term debt issued by the National Bank of

                    (Croatian National Bank)                                     Croatia.

CZECH REPUBLIC      SCP                                                          Equity, Corporate Debt, Government Debt

                    (Stredisko cennych papiru)

CZECH REPUBLIC      CNB                                                          Government Debt

                    (Czech National Bank)

DENMARK             VP                                                           Equity, Corporate Debt, Government Debt

                    (Vaerdipapircentralen A/S)

EGYPT               MCSD                                                         Equity, Corporate Debt

                    (Misr for Clearing, Settlement and Depository,
                    S.A.E.)

ESTONIA             ECDS                                                         Equity, Corporate Debt, Government Debt

                    (Estonian Central Depository for Securities
                    Limited - Eesti Vaatpaberite Keskdepositoorium)

EUROMARKET          DCC                                                          Euro-CDs

                    (The Depository and Clearing Centre)

EUROMARKET          CLEARSTREAM                                                  Euro-Debt

                    (Clearstream Banking, S.A.)


Global Custody Agreement - U.S. Law
June 2000 version

      COUNTRY                         DEPOSITORY                                                      INSTRUMENTS
      -------                         ----------                                                      -----------
EUROMARKET          EUROCLEAR                                                    Euro-Debt

FINLAND             APK                                                          Equity, Corporate Debt, Government Debt

                    (Finnish Central Securities Depository Limited)

FRANCE              EUROCLEAR FRANCE                                             Equity, Corporate Debt, Government Debt

GERMANY             CLEARSTREAM                                                  Equity, Corporate Debt, Government Debt

                    (Clearstream Banking AG)

GREECE              CSD                                                          Equity, Corporate Debt

                    (Central Securities Depository S.A.)

GREECE              BOG                                                          Government Debt

                    (Bank of Greece)

HONG KONG           HKSCC                                                        Equity

                    (Hong Kong Securities Clearing Company Limited)

HONG KONG           CMU                                                          Corporate Debt, Government Debt

                    (Central Moneymarkets Unit)

HUNGARY             KELER                                                        Equity, Corporate Debt, Government Debt

                    (Central Clearing House and Depository
                    (Budapest) Ltd. - Kozponti Elszamolohaz es
                    Ertektar (Budapest) Rt.)

INDIA               NSDL                                                         Equity, Corporate Debt, Government Debt

                    (National Securities Depository Limited)

INDIA               CDSL                                                         Equity

                    (Central Depository Services (India) Limited)

INDIA               RBI                                                          Government Debt

                    (Reserve Bank of India)

INDONESIA           KSEI                                                         Equity, Corporate Debt

                    (PT Kustodian Sentral Efek Indonesia)

IRELAND             CREST                                                        Equity, Corporate Debt

                    (CRESTCo Limited)

ISRAEL              TASE CLEARING HOUSE                                          Equity, Corporate Debt, Government Debt

                    (Tel Aviv Stock Exchange Clearing House)

ITALY               MONTE TITOLI S.P.A.                                          Equity, Corporate Debt, Government Debt

ITALY               BANCA D'ITALIA                                               Government Debt

      COUNTRY                         DEPOSITORY                                                      INSTRUMENTS
      -------                         ----------                                                      -----------
IVORY COAST         DC/BR                                                        Equity

                    (Le Depositaire Central / Banque de Reglement)

JAPAN               JASDEC                                                       Equity, Convertible Debt

                    (Japan Securities Depository Center)

JAPAN               BOJ                                                          Registered Government Debt

                    (Bank of Japan)

KAZAHKSTAN          CSD                                                          Equity

                    (Central Securities Depository CJSC)

KENYA               CBCD                                                         Government Debt

                    (Central Bank Central Depository)

LATVIA              LCD                                                          Equity, Corporate Debt, Government Debt

                    (Latvian Central Depository)

LEBANON             MIDCLEAR S.A.L.                                              Equity

                    (Custodian and Clearing Center of Financial
                    Instruments for Lebanon and the Middle East
                    S.A.L.)

LITHUANIA           CSDL                                                         Equity, Corporate Debt, Government Debt

                    (Central Securities Depository of Lithuania)

LUXEMBOURG          CLEARSTREAM                                                  Equity

                    (Clearstream Banking S.A.)

MALAYSIA            MCD                                                          Equity, Corporate Debt, Government Debt

                    (Malaysian Central Depository Sdn. Bhd.)

MAURITIUS           CDS                                                          Equity, Corporate Debt

                    (Central Depository and Settlement Company
                    Limited)

MEXICO              INDEVAL                                                      Equity, Corporate Debt, Government Debt

                    (S.D. INDEVAL S.A. de C.V.)

MOROCCO             MAROCLEAR                                                    Equity, Corporate Debt, Government Debt

NETHERLANDS         NECIGEF                                                      Equity, Corporate Debt, Government Debt

                    (Nederlands Centraal Insituut voor Giraal
                    Effectenverkeer B.V.)

NEW ZEALAND         NZCSD                                                        Equity, Corporate Debt, Government Debt

                    (New Zealand Central Securities Depository)

      COUNTRY                         DEPOSITORY                                                      INSTRUMENTS
      -------                         ----------                                                      -----------
NIGERIA             CSCS                                                         Equity, Corporate Debt, Government Debt

                    (Central Securities Clearing System Limited)

NORWAY              VPS                                                          Equity, Corporate Debt, Government Debt

                    (Verdipapirsentralen)

OMAN                MDSRC                                                        Equity, Corporate Debt

                    (The Muscat Depository and Securities
                    Registration Company, S.A.O.C.)

PAKISTAN            CDC                                                          Equity, Corporate Debt

                    (Central Depository Company of Pakistan
                    Limited)

PAKISTAN            SBP                                                          Government Debt

                    (State Bank of Pakistan)

PERU                CAVALI                                                       Equity, Corporate Debt, Government Debt

                    (CAVALI ICLV S.A.)

PHILIPPINES         PCD                                                          Equity

                    (Philippine Central Depository, Inc.)

PHILIPPINES         ROSS                                                         Government Debt

                    (Bangko Sentral ng Pilipinas / Register of
                    Scripless Securities)

POLAND              NDS                                                          Equity, Long-Term Government Debt

                    (National Depository for Securities S.A.)

POLAND              CRT                                                          Short-Term Government Debt

                    (Central Registry of Treasury-Bills)

PORTUGAL            CVM                                                          Equity, Corporate Debt, Government Debt

                    (Central de Valores Mobiliarios e Sistema de
                    Liquidacao e Compensacao)

ROMANIA             SNCDD                                                        Equity

                    (National Company for Clearing, Settlement and
                    Depository for Securities)

ROMANIA             BSE                                                          Equity

                    (Bucharest Stock Exchange Registry)

RUSSIA              VTB                                                          Equity, Corporate Debt, Government Debt

                    (Vneshtorgbank)                                              (Ministry of Finance Bonds)

      COUNTRY                         DEPOSITORY                                                      INSTRUMENTS
      -------                         ----------                                                      -----------
RUSSIA              NDC                                                          Equity, Corporate Debt, Government Debt

                    (National Depository Centre)

RUSSIA              DCC                                                          Equity

                    (Depository Clearing Company)

SINGAPORE           CDP                                                          Equity, Corporate Debt

                    (The Central Depository (Pte) Limited)

SINGAPORE           SGS                                                          Government Debt

                    (Monetary Authority of Singapore / Singapore
                    Government Securities Book-Entry System)

SLOVAK REPUBLIC     SCP                                                          Equity, Corporate Debt, Government Debt

                    (Stredisko cennych papierov SR Bratislava, a.s.)

SLOVAK REPUBLIC     NBS                                                          Government Debt

                    (National Bank of Slovakia)

SLOVENIA            KDD                                                          Equity, Corporate Debt, Government Debt

                    (Centralna klirinsko depotna druzba d.d.)

SOUTH AFRICA        CDL                                                          Corporate Debt, Government Debt

                    (Central Depository (Pty) Limited)

SOUTH AFRICA        STRATE                                                       Equity

                    (Share Transactions Totally Electronic)

SOUTH KOREA         KSD                                                          Equity, Corporate Debt, Government Debt

                    (Korea Securities Depository)

SPAIN               SCLV                                                         Equity, Corporate Debt
                    (Servicio de Compensacion y Liquidacion de Valores,
                    S.A.)

SPAIN               CBEO                                                         Government Debt

                    (Banco de Espana / Central Book Entry Office)

SRI LANKA           CDS                                                          Equity, Corporate Debt

                    (Central Depository System (Private) Limited)

SWEDEN              VPC                                                          Equity, Corporate Debt, Government Debt

                    (Vardepapperscentralen AB)

      COUNTRY                         DEPOSITORY                                                      INSTRUMENTS
      -------                         ----------                                                      -----------
SWITZERLAND         SIS                                                          Equity, Corporate Debt, Government Debt

                    (SIS SegaInterSettle AG)

TAIWAN              TSCD                                                         Equity, Government Debt

                    (Taiwan Securities Central Depository Co.,
                    Ltd.)

THAILAND            TSD                                                          Equity, Corporate Debt, Government Debt

                    (Thailand Securities Depository Company
                    Limited)

TUNISIA             STICODEVAM                                                   Equity, Corporate Debt, Government Debt

                    (Societe Tunisienne Interprofessionnelle pour la Compensation et le Depot des Valeurs
                    Mobilieres)

TURKEY              TAKASBANK                                                    Equity, Corporate Debt, Government Debt

                    (IMKB Takas ve Saklama Bankasi A.S.)

UNITED KINGDOM      CREST                                                        Equity, Corporate Debt, Government Debt

                    (CRESTCo Limited)

UNITED KINGDOM      CMO                                                          Sterling & Euro CDs, Commercial Paper

                    (Central Moneymarkets Office)

UNITED STATES       DTC                                                          Equity, Corporate Debt

                    (Depository Trust Company)

UNITED STATES       PTC                                                          Mortgage Back Debt

                    (Participants Trust Company)

UNITED STATES       FED                                                          Government Debt

                    (The Federal Reserve Book-Entry System)

URUGUAY             BCU                                                          Corporate Debt, Government Debt

                    (Banco Central del Uruguay)

VENEZUELA           BCV                                                          Government Debt

                    (Banco Central de Venezuela)

ZAMBIA              CSD                                                          Equity, Government Debt

                    (LuSE Central Shares Depository Limited)

ZAMBIA              BOZ                                                          Government Debt

                    (Bank of Zambia)

                                   Appendix 1

                       Information Regarding Country Risk


         1. To aid Customer in its determinations regarding Country Risk, Bank shall furnish annually and upon the initial placing of Financial Assets and cash into a country the following information (check items applicable):

         A        Opinions of local counsel concerning:

         i.       Whether applicable foreign law would restrict the access
---- afforded Customer's independent public accountants to books and records kept by an eligible foreign custodian located in that country.


         ii.      Whether applicable foreign law would restrict the Customer's
---- ability to recover its Financial Assets and cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.


         iii.     Whether applicable foreign law would restrict the Customer's
---- ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.


         B.       Written information concerning:

         i.       The foreseeability of expropriation, nationalization, freezes,
----              or confiscation of Customer's Financial Assets.


         ii.      Whether difficulties in converting Customer's cash and cash
----              equivalents to U.S. dollars are reasonably foreseeable.]


         C.       A market report with respect to the following topics:

         (i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) depositories (including depository evaluation), if any.

         2. To aid Customer in monitoring Country Risk, Bank shall furnish board the following additional information:

         Market flashes, including with respect to changes in the information in market reports.


Global Custody Agreement - U.S. Law
June 2000 version

                               DOMESTIC AND GLOBAL
                       SPECIAL TERMS AND CONDITIONS RIDER


   Corporate Actions and Proxies through The Depository Trust Company ("DTC")


With respect to Financial Assets held at DTC, the following provisions shall apply rather than the pertinent provisions of Sections 2.10-2.11 of the
Agreement:

         Bank shall send to Customer or the Authorized Person for a Custody Account, such proxies (signed in blank, if issued in the name of Bank's nominee or the nominee of a central depository) and communications with respect to Financial Assets in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by Bank for forwarding to its customers. In addition, Bank shall follow coupon payments, redemptions, exchanges or similar matters with respect to Financial Assets in the Custody Account and advise Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Financial Assets, in each case, of which Bank has received notice from the issuer of the Financial Assets, or as to which notice is published in publications routinely utilized by Bank for this purpose.


Global Custody Agreement - U.S. Law
May 2000 version

                        RIDER TO GLOBAL CUSTODY AGREEMENT
                          CASH TRADE EXECUTION PRODUCT
                                 (UNITED STATES)

         This Rider to [Global] Custody Agreement (this "Rider") supplements the [Global] Custody Agreement (the "Agreement"), dated ___________, between ________________ ("Customer") and The Chase Manhattan Bank, New York ("Bank"). Capitalized terms in this Rider that are not defined herein have the meaning set forth in the Agreement.

         Subject to the terms and conditions of this Rider, Bank shall place cash held in Customer's Account(s) as of the applicable cut-off time listed on Schedule A to this Rider ("Schedule A"), which Customer has not notified Bank as being needed to settle pending trades or to effect Customer's cash instructions, into short-term investments (including undivided interests in such investments held in common with other customers of Bank) of the type set forth on Schedule A ("Cash Instruments"). Customer shall remain fully responsible for overdrafts of the Deposit Account or the Custody Account resulting from the placement of cash in a Cash Instrument.

         The placement of cash into Cash Instruments shall be limited to cash held in the currencies, and shall be subject to the minimum balance requirements, set forth in Schedule A. Bank may enter into Cash Instrument transactions on Customer's behalf with any of the counterparties listed on Schedule B to this Rider ("Schedule B"). Bank may amend Schedules A or B upon notice to Customer, provided that Customer (i) must consent to the addition of any type of instrument to those eligible as Cash Instruments and (ii) may notify Bank from time to time in writing not to use any specified counterparty.

         Customer's interest in any Cash Instrument shall be an asset of the Accounts and shall be subject to the terms and conditions imposed by the applicable counterparty, local law, or local governmental authorities. Bank shall not perform tax reclaim services with respect to Cash Instruments purchased under this Rider. Cash Instruments are not liabilities of or guaranteed by Bank. Bank shall not be responsible for any losses incurred by Customer in the event of the insolvency or failure of any counterparty with respect to a Cash Instrument.

         Bank shall be entitled to an administration fee for placing Customer's cash in Cash Instruments, which shall be paid out of interest paid on Customer's undivided interest in the various Cash Instruments. Any interest earnings on Cash Instruments reflected on statements or confirmations shall be net of Bank's administrative fee. Upon request, Bank shall disclose the fees charged with respect to Cash Instruments without charge to Customer.

         This Rider can be terminated by Bank or Customer upon written notice in the same manner as set forth in the Agreement. In the event of a conflict of the terms hereof and the terms of the Agreement, the terms hereof shall govern.


Global Custody Agreement - U.S. Law
May 2000 version

     THE CHASE MANHATTAN BANK                 CUSTOMER

BY:
   ---------------------------------
TITLE:

                                              BY:
                                                 ------------------------------
                                              TITLE:



Global Custody Agreement - U.S. Law
May 2000 version

                     SCHEDULE A (UNITED STATES CONTRACT) (1)
            CURRENCIES AND INSTRUMENTS USED FOR CASH TRADE EXECUTION


         CURRENCY            MINIMUM BALANCE                   EST CASH SWEEP TIME
                                                       (SUBJECT TO CHANGE ON NOTICE BY THE
                                                                       BANK)
         --------            ---------------           -----------------------------------
Australian Dollar*                NONE                 14:00 V-1
Canadian Dollar*                  NONE                 10:30 V
Danish Krone                      NONE                 03:00 V
Euro*                             NONE                 10:30 V
Greek Drachma                     NONE                 01:30 V
Hong Kong Dollar*                 NONE                 14:00 V-1
Hungary Florint                   NONE
Japanese Yen*                     NONE                 14:00 V-1
Malaysian Ringgit                 NONE                 08:30 V-1
Mexican Peso                      NONE                 08:30 V
New Zealand Dollar*               NONE                 09:30 V-1
Norwegian Krone                   NONE                 03:00 V
Pound Sterling*                   NONE                 10:30 V
Singapore Dollar                  NONE                 14:00 V-1
South African Rand                NONE                 01:30 V
Swedish Krona                     NONE                 03:00 V
Swiss Franc*                      NONE                 05:00 V
Turkish Lira                      NONE                 01:30 V
US Dollar*                        NONE                 14:00 V

*Standard IB Currency


Cash Instruments:

       CASH INSTRUMENT                     MAXIMUM MATURITY
Demand Deposit                       Overnight
Time Deposit (including CDs)         3 months
Repurchase Agreement (2)             Overnight


Global Custody Agreement - U.S. Law
May 2000 version

            CURRENCIES AND INSTRUMENTS USED FOR CASH TRADE EXECUTION


Effective Date:
                           -----------------------------------

Initials (Required only for revisions adding types of eligible Cash Instruments)

      The Company (3):
                           -----------------------------------

      The Bank:
                           -----------------------------------


(1) Subject to change on notice by the Bank, except that the Customer must consent to the addition of any eligible Cash Instrument.

(2) Repurchase agreements will be secured by collateral that is deemed acceptable to the Bank*. The value of the instruments collateralizing the repurchase agreement shall be at least equal to the resale price multiplied by at least 102%, measured at the time into which the repurchase agreement is entered.

(3) Company's initials required only for initial version of this Schedule and additions of eligible Cash Instruments.

* BILLS, BONDS OR NOTES ISSUED BY THE UNITED STATES TREASURY, OR OTHER SECURITIES GUARANTEED AS TO PRINCIPAL AND INTEREST BY THE GOVERNMENT OF THE UNITED STATES, ITS AGENCIES, INSTRUMENTALITIES OR ESTABLISHMENTS; MORTGAGE-BACKED SECURITIES SPONSORED BY AGENCIES OF THE GOVERNMENT OF THE UNITED STATES; CORPORATE OBLIGATIONS OF DOMESTIC AND FOREIGN ISSUERS WITH A MINIMUM RATING OF AA BY STANDARD & POOR'S CORPORATION ("S&P") OR Aa BY MOODY'S INVESTOR SERVICES, INC. ("MOODY'S"); ASSET-BACKED SECURITIES WITH A MINIMUM RATING OF AAA BY S&P OR Aaa BY MOODY'S; OR MONEY MARKET INSTRUMENTS (INCLUDING, BUT NOT LIMITED TO, CERTIFICATES OF DEPOSIT, BANK NOTES, DEPOSIT NOTES, BANKERS' ACCEPTANCES AND COMMERCIAL PAPER ISSUED BY DOMESTIC ISSUERS WITH A MINIMUM RATING OF A-1 BY S&P AND P-1 BY MOODY'S), AND SOVEREIGN BONDS OF EMU COUNTRIES REPRESENTING THE FULL FAITH AND CREDIT OF THE ISSUING COUNTRY, INCLUDING BONDS ISSUED BY THE IBRD AND EBRD.


Global Custody Agreement - U.S. Law
May 2000 version

                     SCHEDULE B (UNITED STATES CONTRACT) (4)
                                COUNTERPARTY LIST

                 AGENT BANKS                                               OTHER ISSUERS
                 -----------                                               -------------
ABN AMRO Bank N.V.                                           Abbey National plc
Allied Irish Banks, p.l.c.                                   Abbey National Treasury Services Plc.
Banco Comercial Portugues, S.A.                              Australia and New Zealand Banking Group Limited
Banco Espirito Santo e Comercial de Lisboa SA                Banco Bilbao Vizcaya Argentaria, S.A.
Banco Santander Central Hispano, S.A.                        Bank of America, National Association
Bank Austria AG                                              Bank of Montreal
Bank of Bermuda Ltd.                                         Bank of New York
Bank of Ireland                                              Bank of Scotland
Bank of Tokyo Mitsubishi Ltd.                                Banque et Caisse D'Epargne de L'Etat (BCEE)
Bank One N.A.                                                Banque Nationale de Paris
Banque Bruxelles Lambert S.A.                                Bayerische Hypo-und Vereinsbank AG
Banque Generale du Luxembourg S.A.                           Bayerische Landesbank GZ
Barclays Bank PLC                                            Caisse des Depots et Consignations
Canadian Imperial Bank of Commerce (CIBC)                    Comerica Bank (MI)
Chase Manhattan Bank                                         Commerzbank AG
Chase Manhattan Bank CMB S.A.                                Commonwealth Bank of Australia Ltd.
Chase Manhattan Bank Malaysia Berhad                         Credit Communal de Belgique SA
Citibank, N.A.                                               Credit Commercial de France
Citibank Budapest Rt.                                        First Union National Bank
Citibank Mexico, S.A.                                        Fleet National Bank
Credit Agricole Indosuez                                     Halifax plc
Credit Suisse                                                HSBC Bank PLC
Den Danske Bank Aktieselskab                                 KBC Bank N.V.
Den norske Bank ASA                                          Keybank, National Association
Deutsche Bank AG                                             Landesbank Baden-Wuerttemberg
Dresdner Bank AG                                             LaSalle National Bank
Fortis Banque S.A.                                           Lloyds TSB Bank Plc.
Hong Kong & Shanghai Banking Corporation Limited             National Australia Bank Limited
HSBC Bank Malaysia Berhad                                    National City Bank
ING Bank N.V.                                                National Westminster Bank PLC
Merita Bank plc                                              Nationwide Building Society
National Nominees Ltd. (parent: National Australia Bank)     Norddeutsche Landesbank Girozentrale
Paribas                                                      Norwest Bank Minnesota National Association
Royal Bank of Canada                                         PNC Bank National Association
Skandinaviska Enskilda Banken AB                             Rabobank Nederland N.V.
Societe Generale                                             Royal Bank of Scotland plc
Standard Chartered Bank plc                                  Sanwa Bank Ltd.
Svenska Handelsbanken AB                                     Societe Generale Australia Limited
The Standard Bank of South Africa Limited                    SunTrust Bank, Atlanta
UBS AG                                                       Toronto-Dominion Bank Ltd.
Westpac Banking Corporation                                  Unibank A/S
                                                             Unicredito Italiano S.P.A.
                                                             Wachovia Bank National Association
                                                             Westdeutsche Landesbank Girozentrale


    (4) Subject to change on notice by the Bank, except that the Customer may direct the Bank in writing not to enter into Cash Instrument transactions with specified counterparties.


Global Custody Agreement - U.S. Law
May 2000 version

                     SCHEDULE B (UNITED STATES CONTRACT) (4)
                          COUNTERPARTY LIST (CONTINUED)



  REVERSE REPURCHASE AGREEMENT COUNTERPARTIES (5)

ABN AMRO Bank N.V.
ABN AMRO Inc.
Bear Stearns and Company Inc.
Chase Manhattan Bank
Credit Suisse First Boston
Deutsche Bank AG
Deutsche Bank Securities
Donaldson, Lufkin, & Jenrette, Inc.
Goldman Sachs Asia Limited
Goldman Sachs & Co.
Goldman Sachs International Limited
Lehman Brothers Inc.
Lehman Brothers Holdings International
Merrill Lynch (Asia Pacific) Limited
Merrill Lynch Government Securities Inc.
Merrill Lynch International Limited
Merrill Lynch Pierce, Fenner, and Smith
Morgan Stanley Asia Limited
Morgan Stanley & Co. Inc.
Morgan Stanley International Limited
Paine Webber Group Inc.
Paine Webber International (UK) Ltd.
Paine Webber Intl. (Asia) Limited
Salomon Smith Barney Hong Kong Limited
Salomon Smith Barney Inc.
Salomon Smith Barney Intl. Ltd. (London)


    (4) Subject to change on notice by the Bank, except that the Customer may direct the Bank in writing not to enter into Cash Instrument transactions with specified counterparties.

    (5) Securities purchased under reverse repurchase agreements may be held with other custodial banks under tri-party arrangements.


Global Custody Agreement - U.S. Law
May 2000 version

                       SCHEDULE C (UNITED STATES CONTRACT)
                              INVESTMENT GUIDELINES

OBJECTIVE:

The Customer's Account will be managed to maximize current income to the extent consistent with the preservation of capital and maintenance of liquidity by investing in Cash Instruments as set forth in Schedule A with any of the counterparties listed in Schedule B.


Global Custody Agreement - U.S. Law
May 2000 version
233273:v01

                                  FEE SCHEDULE

                               THE COLUMBIA FUNDS

This letter describes The Chase Manhattan Bank's compensation under the fee schedule with an effective dates as of November, 1997.


       COUNTRY                        CUSTODY FEE                         TRANSACTION CHARGE
       -------                        -----------                         ------------------
Argentina                             30.0                                $125
Australia                             6.0                                 $60
Austria                               6.0                                 $60
Bangladesh                            50.0                                $200
Belgium                               6.0                                 $60
Bermuda                               20.0                                $80
Botswana                              60.0                                $200
Brazil                                30.0                                $30
Canada                                4.0                                 $40
Chile                                 50.0                                $150
China                                 25.0                                $150
Colombia                              50.0                                $150
Croatia                               50.0                                $150
Cote d'lvoire                         60.0                                $200
Cyprus                                50.0                                $150
Czech Republic                        50.0                                $150
Denmark                               6.0                                 $60
ECU                                   6.0                                 $60
Egypt                                 60.0                                $200
Estonia                               50.0                                $150
Eurobonds/Euroclear                   3.0                                 $30
Finland                               8.0                                 $60
France                                8.0                                 $60
Germany                               5.0                                 $50
Ghana                                 60.0                                $200
Greece                                50.0                                $150
Hong Kong                             10.0                                $70
Hungary                               50.0                                $200
India                                 60.0                                $250
Indonesia                             15.0                                $80
Ireland                               6.0                                 $60
Israel                                30.0                                $100
Italy                                 8.0                                 $60


Global Custody Agreement - U.S. Law
May 2000 version
233273:v04

Columbia Funds

Jamaica                               15.0                                $80
Japan                                 4.00                                $35
Jordan                                50.0                                $200
Kenya                                 60.0                                $200
Luxembourg                            6.0                                 $60
Malaysia                              10.0                                $80
Mauritius                             60.0                                $200
Mexico                                12.0                                $80
Morocco                               60.0                                $200
Namibia                               60.0                                $200
Netherlands                           6.0                                 $60
New Zealand                           6.0                                 $60
Norway                                6.0                                 $60
Pakistan                              30.0                                $150
Papua New Guinea                      12.0                                $100
Peru                                  50.0                                $150
Philippines                           15.0                                $80
Poland                                50.0                                $150
Portugal                              10.0                                $90
Russia                                100.0                               $250
Singapore                             12.0                                $80
Slovak Republic                       50.0                                $150
Slovenia                              50.0                                $150
South Africa                          12.0                                $80
South Korea                           30.0                                $100
Spain                                 6.0                                 $60
Sri Lanka                             25.0                                $100
Swaziland                             60.0                                $200
Sweden                                6.0                                 $60
Switzerland                           6.0                                 $60
Taiwan                                20.0                                $100
Thailand                              15.0                                $100
Tunisia                               60.0                                $200
Turkey                                20.0                                $100
UK Equity                             5.00                                $40
UK CGO                                5.00                                $40
UK CMO                                5.00                                $40
United States                         2.00                                $20
Uruguay                               60.0                                $150


Global Custody Agreement - U.S. Law
May 2000 version
233273:v04

COLUMBIA FUNDS

Venezuela                             50.0                                $150
Zambia                                60.0                                $200
Zimbabwe                              60.0                                $20
Other (US Hearsay)                    0.0                                 $0




SIGNED ON BEHALF OF THE CHASE MANHATTAN BANK

BY:
    ---------------------------------------

SIGNATURE:                                           DATE:
          ---------------------------------               -----------------


SIGNED ON BEHALF OF COLUMBIA FUNDS

BY:
    ---------------------------------------

SIGNATURE:                                           DATE:
          ---------------------------------               -----------------



Global Custody Agreement - U.S. Law
May 2000 version
233273:v04